MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED JULY 31, 2002
                                       AND
              FROM INCEPTION (JUNE 26, 2001) THROUGH JULY 31, 2001

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)

                                TABLE OF CONTENTS

Independent Auditors' Report                                                   1

Balance Sheets                                                                 2

Statements of Income                                                           3

Statement of Changes in Stockholders' Equity                                   4

Statements of Cash Flows                                                       5

Notes to Financial Statements                                                  6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of MSTG Solutions, Inc.

We have audited the accompanying balance sheets of MSTG Solutions, Inc. (formerly Tech Windows) as of July 31, 2002 and 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the year ended July 31, 2002, and for the period from inception (June 26, 2001) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and 2001 and the results of its operations and cash flows for the year ended July 31, 2002, and the period from inception (June 26, 2001) through July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

MENDOZA BERGER & COMPANY, LLP


November 15, 2002
Irvine, California

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                                 BALANCE SHEETS
================================================================================

                                     ASSETS

                                                            July 31, 2002   JULY 31, 2001
                                                            -------------   -------------
Current assets:
   Cash                                                      $    266,986   $         --
   Accounts receivable                                              2,183             --
   Note receivable (Note 3)                                       100,000             --
   Interest receivable                                              3,363             --
                                                             ------------   ------------

Total current assets                                              372,532             --
                                                             ------------   ------------

Property and equipment, net (Note 4)                               45,809             --
Deposits                                                            4,920             --
                                                             ------------   ------------

Total assets                                                 $    423,261   $         --
                                                             ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                          $     14,642   $         --
   Accrued commissions                                             55,957             --
   Accrued payroll tax liabilities                                 83,196             --
   Capital lease - current portion (Note 5)                         4,334             --
   Income taxes payable (Note 8)                                   25,900             --
                                                             ------------   ------------

      Total current liabilities                                   184,029             --
                                                             ------------   ------------

Deferred tax liability (Note 8)                                     5,250             --
Capital lease - net of current portion (Note 5)                    17,336             --
                                                             ------------   ------------

      Total liabilities                                           206,615             --
                                                             ------------   ------------

Commitments (Note )                                                    --             --

Stockholders' equity: (Note 6)
   Common Stock, $0.001 par value, 100,000,000  shares
    authorized; 3,873,648 and 0 shares issued and
    outstanding at July 31, 2002 and 2001, respectively             3,874             --
   Additional paid-in capital                                     145,138             --
   Retained Earnings                                               67,634             --
                                                             ------------   ------------

      Total stockholders' equity                                  216,646             --
                                                             ------------   ------------

      Total liabilities and stockholders' equity             $    423,261   $         --
                                                             ============   ============

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                              STATEMENTS OF INCOME
--------------------------------------------------------------------------------


                                                                 FROM INCEPTION
                                                  FOR THE YEAR   (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------  ---------------

Revenue:
   Training fees                                   $  2,267,244    $         --
   Representative and agent fees                        224,366              --
   State filing and service fees                        106,332              --
   Product sales                                         54,471              --
                                                   ------------    ------------

      Total revenue                                   2,652,413              --
                                                   ------------    ------------

Operating expenses:
   Commissions                                        1,439,337              --
   Sales and marketing                                  110,535              --
   Product costs                                         49,315              --
   State filing and service costs                        62,831              --
   General and administrative                           895,686              --
                                                   ------------    ------------

      Total operating expenses                        2,557,704              --
                                                   ------------    ------------

Income from operations                                   94,709              --

Other income and expense:
   Interest income                                        3,363              --
   Other income                                           1,470              --
   Other expense                                           (438)             --
                                                   ------------    ------------

      Total other income and expense                      4,395              --
                                                   ------------    ------------

Provision for income taxes (Note 8)                      31,470              --
                                                   ------------    ------------

Net income                                         $     67,634    $         --
                                                   ============    ============

Net income per share                               $        .02    $         --
                                                   ============    ============

Weighted average shares outstanding                   3,009,269              --
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                COMMON STOCK
                                          -------------------------
                                                                       ADDITIONAL                    TOTAL
                                            NUMBER OF    PAR VALUE      PAID-IN       RETAINED   STOCKHOLDERS'
                                             SHARES       $0.001        CAPITAL       EARNINGS      EQUITY
                                          -----------   -----------   -----------   -----------   -----------
Balance at inception - June 26, 2001               --   $        --   $        --   $        --   $        --

Net income                                         --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------

Balance at July 31, 2001                           --            --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------

Issuance of stock for cash (Note 6)         3,100,000         3,100            --            --         3,100

Issuance of stock for services (Note 6)       250,000           250        14,750            --        15,000

Exercise of stock options (Note 6)            523,648           524       130,388            --       130,912

Net income                                         --            --            --        67,634        67,634
                                          -----------   -----------   -----------   -----------   -----------

Balance at July 31, 2002                    3,873,648   $     3,874   $   145,138   $    67,634   $   216,646
                                          ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                            STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
                                                                  FROM INCEPTION
                                                   FOR THE YEAR  (JUNE 26, 2001)
                                                      ENDED          THROUGH
                                                  JULY 31, 2002   JULY 31, 2001
                                                  -------------   -------------
Cash flows from operating activities:
   Net income                                      $     67,634    $         --
Adjustments to reconcile net income to net
 cash used in operating activities:
   Depreciation                                           4,162              --
   Common stock issued for services                      15,000              --
Changes in assets and liabilities:
   Increase in accounts receivable                       (2,183)             --
   Increase in prepaid expenses                          (4,920)             --
   Increase in other receivables                         (3,363)             --
   Increase in accounts payable                          14,642              --
   Increase in accrued commissions                       55,957              --
   Increase in accrued payroll tax liabilities           83,196              --
   Increase in income tax payable                        25,900              --
   Deferred income tax payable                            5,250              --
                                                   ------------    ------------
      Net cash provided by operations                   261,275              --
                                                   ------------    ------------
Cash flows used by investing activities:
      Note receivable                                  (100,000)             --
      Acquisition of property and equipment             (27,217)             --
                                                   ------------    ------------

      Net cash used by investing activities            (127,217)             --
                                                   ------------    ------------

Cash flows from financing activities:
   Issuance of common stock                             134,012              --
   Payment on capital lease                              (1,084)             --
                                                   ------------    ------------

      Net cash from financing activities                132,928              --
                                                   ------------    ------------
Net increase in cash                                    266,986              --
Cash, beginning of period                                    --              --
                                                   ------------    ------------

Cash, end of period                                $    266,986    $         --
                                                   ============    ============

SUPPLEMENTAL DISCLOSED OF CASH FLOW INFORMATION:
   Asset acquired under capital lease              $     22,753    $         --
                                                   ============    ============

   Common stock issued for services                $     15,000    $         --
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION AND HISTORY
     ------------------------

     MSTG Solutions, Inc. (the Company), a Nevada Corporation, was incorporated on June 26, 2001 as Tech Windows. The Company was initially established to market long distance services through its multi-level marketing network. It changed its name to MSTG Solutions, Inc. in 2001 and is now focusing exclusively on Internet related products and services.

     The Company sells services and products that are designed to educate the public on the benefits of operating a business as a corporation. The Company's principal product is the "Corporate Basic Training Package" (C-Pak). The C-Pak is a complete incorporation and Website development package. In addition, the C-Pak entitles the customer to attend monthly educational seminars covering a wide variety of business, legal and income tax related topics. The educational seminars are scheduled and held by the Company's independent sales representatives, who are 100% responsible for the cost of conducting such seminars.

     The Company also sells incorporation services to its customers. The Company will process the corporate articles of incorporation, bylaws and related state filings in the states of California and Nevada for a fee. The Company will also provide its customers with minute books, stock certificates and corporate seals for an additional fee.

     Customers can become Company representatives by paying an initiation fee after purchasing the C-Pak package and completing the initial training course. All sales training seminars are conducted by the Company's independent sales representatives at their expense.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     REVENUE RECOGNITION

     The Company recognizes the revenue on the sale of its C-Pak product as training fees at the time of sale. There are no associated future costs of service that must be recognized at the time of sale as all future education events to which the purchaser is entitled are the responsibility of the Company's independent sales representatives, who bear responsibility for 100% of the cost of conducting such events.

     Representative and agent fees, which allow customers to become sales representatives and agents of the Company, are recognized when paid.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     REVENUE RECOGNITION (Continued)
     -------------------

     State filing and service fee revenue for incorporation services is recognized immediately at the time service is provided. The Company processes the articles of incorporation the same day the customer pays for the service.

     Products sales, such as minute books, stock certificates, and corporate seals are placed by the customer via the internet and are paid by credit card. Revenue is recognized at the time the order is placed. The associated costs of sale are also recognized at the time of sale since the Company places its order for these products with its suppliers the same day and pays for the product via corporate credit cards.

     COMMISSIONS TO REPRESENTATIVES
     ------------------------------

     The Company accrues sales commission expense to its sales representatives at the time cash is collected on each sale. Commission percentages vary depending on what sales level each sales representative has attained. Sales levels range from sales representative to regional vice president. As each representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

     PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful life of the assets, which ranges from three to seven years.

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     INCOME TAXES
     ------------

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     EARNINGS PER SHARE
     ------------------

     In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128 "Earnings Per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of earnings per common share (basic and diluted) is based on the weighted average number of shares actually outstanding during the period. The Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximate their carrying value.

     IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------

     In accordance with SFAS 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions of factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     IMPAIRMENT OF LONG-LIVED ASSETS (Continued)
     -------------------------------

     carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There was no impairment losses for the year ended July 31, 2002 and for the period from inception (June 26, 2001) through July 31, 2001.

     STOCK-BASED COMPENSATION
     ------------------------

     Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB
     25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123
     "Accounting for Stock-Based Compensation," (SFAS 123) in preparing its financial statement disclosures.

     Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS 123.

     RECENTLY ISSUED ACCOUNTING STANDARDS
     ------------------------------------

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating the use of the pooling-of-interests method. The Company adopted SFAS No. 141 on July 1, 2001. The adoption did not have an effect on the financial statements. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized but instead will be periodically tested for impairment. The Company adopted SFAS No. 142 as of the beginning of fiscal 2002 and the effect of adoption did not have an effect on the financial statements.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
     -------------------------------------

     In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company is currently analyzing this statement and has not yet determined its impact on the financial statements. This Statement will be effective for fiscal 2003.

     In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Although SFAS No. 144 retains the basic requirements of SFAS No. 121 regarding when and how to measure an impairment loss, it provides additional implementation guidance. SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, Reporting Results of Operations, pertaining to discontinued operations. Separate reporting of discontinued operation is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The Company is currently analyzing this statement and has not yet determined its impact on the financial statements. This statement will be effective for fiscal 2003.

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44,64, Amendment of FASB No. 13, and Technical Corrections. Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt.
     Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. This statement will be effective for fiscal 2003. The Company does not expect the adoption of SFAS 145 to have a material impact on its financial position or results of operations.

     In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 will not have a material impact on its financial position or results of operations.

3.   NOTE RECEIVABLE
     ---------------

     In March 2002, the Company loaned $100,000 to an unrelated third party. The note is due on demand and carries an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. The Company received an $82,000 paydown of the note receivable and interest subsequent to July 31, 2002.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consist of the following:

                                                  JULY 31, 2002   JULY 31, 2001
                                                   ------------    ------------

      Capital lease                                $     22,753    $         --
      Office equipment                                   16,510              --
      Furniture and fixtures                              8,413              --
      Computer Equipment                                  2,295
                                                   ------------    ------------
                                                         49,971              --
      Accumulated depreciation                           (4,162)             --
                                                   ------------    ------------

         Total property and equipment              $     45,809              --
                                                   ============    ============

     Depreciation expense for the year ended July 31, 2002, and for the period ended July 31, 2001, was $4,162 and $0, respectively.

5.   COMMITMENTS
     -----------

     OPERATING LEASE
     ---------------

     The   Company   leases  its   California   and  Nevada   facilities   under
     non-cancelable operating leases, which expire June 30 and December 31, 2003, respectively. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2002, future minimum lease payments are as follows:

                         2003                     $     69,266
                         2004                           10,098
                         2005                            2,142
                         2006                              357
                  2007 and thereafter                       --
                                                  ------------
                                                  $     81,863
                                                  ============

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   COMMITMENTS (Continued)
     -----------

     OPERATING LEASE (Continued)
     ---------------

     Rent expense for the Company's operating facility totaled $52,946 and $0, for the year ended July 31, 2002 and the period ended July 31, 2001, respectively. Equipment rent expense was $5,670 and $0, for the year ended July 31, 2002 and the period ended July 31, 2001, respectively.

     CAPITAL LEASE
     -------------

     Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

                          2003                    $      4,334
                          2004                           4,334
                          2005                           4,334
                          2006                           4,334
                  2007 and thereafter                    4,334
                                                  ------------

          Total minimum lease payments                  21,670
          Less: amount representing interest                --
                                                  ------------

          Present value minimum lease payments          21,670
          Less:  current portion                        (4,334)
                                                  ------------

                                                  $     17,336
                                                  ============

     Interest rates of the leases are 0% and are computed based on the Company's incremental borrowing rate at the inception of each lease.

     EMPLOYMENT AGREEMENTS
     ---------------------

     On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company.

6.   CAPITAL STOCK
     -------------

     COMMON STOCK
     ------------

     In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   CAPITAL STOCK (Continued)
     -------------

     COMMON STOCK (Continued)
     ------------

     In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

     In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of 523,648 stock options at $0.25 per share which were granted to non-employees. The exercise of these options generated cash in the amount of $130,912.

     After July 31, 2002, the Company issued 639,019 shares of $0.001 par value common stock in the exercise of 639,019 stock options at $0.25 to $0.50, which were granted to non-employees. The exercise of these options generated $295,000 in cash.

     WARRANTS
     --------

     In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.

7.   STOCK OPTION PLAN
     -----------------

     In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees . The option price ranges from $0.25 to $1.50 on the date of grant. The options expire after 3 years from the date of grant. The options vest immediately.

     The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 10,000 options for the highest level.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   STOCK OPTION PLAN (Continued)
     -----------------

     Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee compensation and discloses the pro forma effects applying SFAS 123. The Company did not record any compensation expense for the year ended July 31, 2002 and the period ended July 31, 2001.

     A summary of the status of the Company's total stock option activity as of and for the year July 31, 2002, and as of and for the period ended July 31, 2001, is presented below

                                                                WEIGHTED AVERAGE
                                                                 EXERCISE PRICE
                                                  OPTIONS
                                                  ------------    ------------
     Options outstanding at June 26, 2001                   --    $         --
     Granted during the period                              --              --
     Surrendered, forfeited or expired                      --              --
     Exercised                                              --              --
                                                  ------------    ------------

     Outstanding at July 31, 2001                           --    $         --
                                                  ------------    ------------

     Granted during the year                         2,877,000            1.09
     Surrendered, forfeited or expired                      --              --
     Exercised                                        (523,648)            .25
                                                  ------------    ------------

     Outstanding at July 31, 2002                    2,353,352    $       1.09
                                                  ============    ============

     Exercisable options outstanding, and the related weighted average exercise price at July 31, 2002 were 2,353,352 and $1.09, respectively. No options were exercisable at July 31, 2001.

     Subsequent to July 31, 2002, the Company granted 531,000 stock options to various Company sales representatives with an exercise price of $1.50.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7.   STOCK OPTION PLAN (Continued)
     -----------------

     The  following   tabulation   summarizes  certain  information   concerning
     outstanding and exercisable options at:

     Outstanding options:                        JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------
        Number outstanding                           2,353,352              --
        Weighted average exercise price           $       1.09    $         --
        Weighted average remaining
           contractual life in years                      2.47              --

     Exercisable options:
        Number outstanding                           2,353,352              --
        Weighted average exercise price           $       1.09    $         --

     If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees at the grant date, net income and earnings per share would have been the following pro forma amounts shown below:

     Pro Forma:
                                                                 FROM INCEPTION
                                                  FOR THE YEAR  (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

        Net income                                $     67,634    $         --
        Loss per share:
           Basic and diluted                              0.02    $         --

     The fair value of each option granted to employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

                                                                 FROM INCEPTION
                                                  FOR THE YEAR  (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

     Risk-free interest rate                             3.03%              0%
     Expected life in years                              1.42               --
     Expected volatility                                    0%              0%
     Expected dividend yield                                0%              0%

     The fair value of the stock options granted to employees was $0 at July 31, 2002.

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.   INCOME TAXES
     ------------

     The provision (benefit) for income taxes consists of the following:

                                                                 FROM INCEPTION
                                                  FOR THE YEAR  (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

     Current income taxes:
        Federal                                         14,150              --
        State                                           12,070              --
                                                 -------------   -------------

           Total current income taxes                   26,220              --
                                                 -------------   -------------

     Deferred income taxes:
        Federal                                          5,250              --
        State                                               --              --
                                                 -------------   -------------

           Total deferred income taxes                   5,250              --
                                                 -------------   -------------

           Total provision for income taxes
                                                        31,470              --
                                                 =============   =============

     The total amount of current income taxes in the financial statements is net of a payment of $320.

     Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:

                                                                 FROM INCEPTION
                                                  FOR THE YEAR  (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

     Federal statutory tax                               18.5%           18.5%
     State taxes, net of federal tax                      7.2%            7.2%
                                                 -------------   -------------

        Effective income tax rate                        25.7%           25.7%
                                                 =============   =============

                              MSTG SOLUTIONS, INC.
                             (FORMERLY TECH WINDOWS)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.   INCOME TAXES (Continued)
     ------------

     Deferred income tax assets and liabilities are computed based on temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. The components of deferred tax liabilities and assets for the year ended July 31, 2002 and the period ended July 31, 2001 is as follows:

                                                                 FROM INCEPTION
                                                  FOR THE YEAR  (JUNE 26, 2001)
                                                     ENDED          THROUGH
                                                 JULY 31, 2002   JULY 31, 2001
                                                 -------------   -------------

     Deferred tax liabilities:
     Excess tax depreciation                             5,250              --
                                                 -------------   -------------
     Total deferred liabilities                          5,250              --
                                                 -------------   -------------
     Deferred tax assets:
        State taxes                                         --              --
                                                 -------------   -------------
     Total deferred assets                                  --              --
                                                 -------------   -------------
     Net deferred tax liabilities                        5,250              --
                                                 =============   =============